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Exhibit 10.8.20.3

THIRD AMENDMENT TO
MULTICURRENCY CREDIT AGREEMENT,
LIMITED WAIVERS
AND CONSENT OF GUARANTORS

        This THIRD AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT, LIMITED WAIVERS AND CONSENT OF GUARANTORS (this "Amendment") is dated as of September 3, 2003, and entered into by and among WESTAFF, INC., a Delaware corporation ("Parent"), WESTAFF (USA), INC., a California corporation ("US Borrower"), WESTAFF (U.K.) LIMITED, a limited liability company incorporated under the laws of England and Wales ("UK Borrower"), WESTAFF SUPPORT, INC., a California corporation ("Term Borrower", and together with US Borrower and UK Borrower, the "Borrowers"), the financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the "Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the US Revolving Lenders, the Term Lenders and the UK Revolving Lenders (as defined in the Credit Agreement referred to below).

Recitals

        Whereas, the Parent, the Borrowers, the Lenders and Agents have entered into that certain Multicurrency Credit Agreement dated as of May 17, 2002 (as amended by that certain First Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of October 31, 2002, and as further amended by that certain Second Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of June 13, 2003, the "Credit Agreement"; capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement); and

        Whereas, the Borrowers have requested that the Lenders agree to permit US Borrower to incur and repay certain revolving indebtedness pursuant to an Unsecured Subordinated Draw Down Note, to be dated as of the date hereof (the "Subordinated Draw Down Note") and executed by the US Borrower in favor of W. Robert Stover (the "Subordinated Creditor"); and

        Whereas, the obligations under such Subordinated Draw Down Note are to be treated as Additional Subordinated Debt under the Credit Agreement;

        Whereas, the Requisite Lenders are willing to permit such incurrence, on the terms and conditions set forth in this Amendment (which Amendment shall be effective as of the date that all conditions to such effectiveness set forth herein have been satisfied (the "Effective Date")).

        Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the Parent, the Borrowers, the Lenders, and Agents agree as follows:

        1.     AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment, the Credit Agreement is hereby amended as follows:

          1.1   Amendment to Annex A of the Credit Agreement. Annex A to the Credit Agreement is hereby amended to add the following definition in the proper alphabetical sequence:

            "'Subordinated Draw Down Note' means that certain Unsecured Subordinated Draw Down Note dated as of September    , 2003 and executed by US Borrower in favor of W. Robert Stover evidencing borrowings made from time to time thereunder by US Borrower in an amount not to exceed $1,000,000. For the avoidance of doubt, obligations under the Subordinated Draw Down Note are Additional Subordinated Debt."

          1.2   Amendment to Section 1.3(b)(iii) of the Credit Agreement. Section 1.3(b)(iii) is hereby amended in its entirety to read as follows:

            "(iii) If any Credit Party issues Stock (other than directors qualifying shares and other than the issuance of Stock of Parent upon exercise of warrants, options and purchasing rights pursuant to incentive, stock option and employee purchasing plans) or incurs Indebtedness (other than as expressly permitted by Section 6.3 but including any Subordinated Debt and Additional Subordinated Debt issued after the Closing Date), no later than the Business Day following the date of receipt of the proceeds thereof, Parent shall contribute the proceeds to Borrowers and all Borrowers (in the case of an issuance by Parent or any other Guarantor) or the issuing Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs, fees and expenses paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c). Notwithstanding the foregoing, in the event of any such issuance by UK Borrower, only the UK Revolving Loans shall be prepaid with the net proceeds of such issuance."

          1.3   Amendment to Section 6.3(a)(vii) of the Credit Agreement. Section 6.3(a)(vii) is hereby amended in its entirety to read as follows:

            "(vii) Additional Subordinated Debt, provided that (A) (except with respect to the Subordinated Draw Down Note) such Indebtedness does not provide for any scheduled principal payments until all Obligations have been paid in full and all Commitments have been terminated, and (B) immediately prior to and after giving effect to such Indebtedness, no Default or Event of Default shall have occurred and be continuing and such Indebtedness is subordinated on terms satisfactory in all respects to the Applicable Agent in its sole discretion;"

          1.4   Amendment to Section 6.3(b) of the Credit Agreement. Section 6.3(b) is hereby amended in its entirety to read as follows:

            "(b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay before the scheduled payment date therefore any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations; (ii) the Refinancing; (iii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iv) Indebtedness permitted by Section 6.3(a)(v) upon any refinancing thereof in accordance with Section 6.3(a)(v); (v) intercompany Indebtedness owed to a Borrower; (vi) other Indebtedness (excluding Subordinated Debt) not in excess of $250,000; (vii) the Subordinated Debt solely to the extent that payment is permitted under Section 6.14; and (viii) the Subordinated Draw Down Note solely to the extent that payment is permitted under Section 6.14(e)."

          1.5   Amendment to Section 6.14(e) of the Credit Agreement. Section 6.14(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(e) (i) with respect to Subordinated Debt and Additional Subordinated Debt (other than the Subordinated Draw Down Note) scheduled payments of interest; provided, that (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to clause (e)(i) above; (B) Borrowers collectively shall have aggregate Borrowing Availability of the US Dollar Equivalent of at least fifteen percent (15%) of the Aggregate Borrowing Base (but in no event less than the US Dollar Equivalent of $5,000,000) after giving effect to any Restricted Payment pursuant to clause (e)(i) above; and (C) the timing of the Restricted Payments referred to in clause (e)(i) above shall be set at dates that permit the delivery of Fiscal Period Financial Statements set forth in clause (a) of Annex E prior to each such payment; and (ii) with respect to the Subordinated Draw Down Note, scheduled payments of principal and interest, provided that prior to and immediately after giving effect to such Restricted Payment, (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to clause (e)(ii) above; (B) the US Borrower shall have maintained and upon giving effect to any Restricted Payment pursuant to clause (e)(ii) above, will have both (1) an average daily Borrowing Availability with respect to the US Borrowing Base of not less than $2,500,000 for the period including the proposed date of such Restricted Payment (after having given effect to such payment) and the twenty-two (22) Business Days immediately prior to the proposed date of such Restricted Payment, and (2) a daily Borrowing Availability with respect to the US Borrowing Base of not less than $1,000,000 for each of the twenty-two (22) Business Days immediately prior to the proposed date of such Restricted Payment and for the proposed date of such Restricted Payment (after having given effect to such payment); and (C) US Agent shall have received a certificate from the Financial Officer of the US Borrower prior to the making of any Restricted Payment under this clause (e)(ii) above certifying that (1) no Default or Event of Default exists immediately prior to or would result from the making of any Restricted Payment under this clause (e)(ii), and (2) any such Restricted Payment is being made in accordance with and is not otherwise prohibited by this Section 6.14(e)(ii), which certificate shall set forth in reasonable detail the calculations required in order to deliver such certificate;"

          1.6   Amendment to Section 6.14(x) of the Credit Agreement. Section 6.14(x) of the Credit Agreement is hereby amended to be clause "(i)" and such clause is further amended in its entirety to read as follows:

            "(i) payment of up to $1 million of principal of Subordinated Debt from the proceeds of a sale of the Mortgaged Properties; provided that (y) the Term Loan has been repaid in full, and (z) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to this clause (i);"

          1.7   Amendment to Section 11.8 of the Credit Agreement. Section 11.8 of the Credit Agreement is hereby amended to add the following new paragraph at the end of such Section:

    "Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated hereby (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transaction contemplated hereby, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing. The preceding sentence is intended to cause the transaction contemplated by this Agreement to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the transaction contemplated by this Agreement or any federal tax matter or federal tax idea related to the transaction contemplated by this Agreement."

        2.     LIMITED WAIVERS. Subject to the satisfaction of the conditions set forth herein, the Lenders hereby agree that, notwithstanding the restrictions set forth in the Credit Agreement regarding investments in Affiliates who are not Credit Parties set forth in Section 6.3(a)(x)(K) of the Credit Agreement and the restrictions on transactions among Affiliates set forth in Section 6.4 of the Credit Agreement, the Agents and Lenders hereby agree that for a period not to exceed twelve months from the date hereof, US Borrower may accrue, and Westaff Australia may defer the making of, royalty payments (the "Deferred Royalty Payments") that would otherwise be required to be paid by Westaff Australia to the US Borrower pursuant to that certain License and Royalty Agreement (Australia), dated October 28, 1997, but solely to the extent that (i) Westaff Australia is expressly prohibited from making such Deferred Royalty Payments under the terms of the Australian Loan Documents, as amended through the date hereof, and (ii) the aggregate amount of such Deferred Royalty Payments does not exceed Australian $1,300,000 at any time. The waiver herein provided shall be limited precisely as written, shall apply solely with respect to the Deferred Royalty Payments, and nothing contained in this Amendment shall be deemed to constitute a waiver of any Default or Event of Default or provision of the Credit Agreement, or any consent to departure from the terms of the Credit Agreement.

        3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND THE BORROWERS. The Credit Parties (other than UK Borrower), jointly and severally, and UK Borrower, only in respect of itself, severally, make the following representations and warranties to each Lender and each Agent with respect to all Credit Parties:

          3.1   Power and Authority. Each of the Credit Parties has all corporate or other organizational power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the "Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement, as amended hereby.

          3.2   Due Authorization, Non-Contravention. The execution, delivery and performance by each Credit Party of this Amendment and the Consent, as applicable, and the performance of the obligations of each Credit Party under or in respect of the Credit Agreement as amended hereby (a) have been duly authorized by all necessary corporate, limited liability company or partnership action, (b) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement, as applicable, (c) do not violate any law or regulation or any order or decree of any court or Governmental Authority of the United States or the United Kingdom or, in each case, any political subdivision thereof, (d) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, except where any such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (e) do not result in the creation or imposition of any Lien on any of the property of such Person.

          3.3   Execution, Delivery and Enforceability. This Amendment and the Consent have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligations of such Credit Party, enforceable in accordance with their terms, except as enforceability may be limited by Insolvency Laws or similar laws affecting creditors' rights generally or by general equitable principles.

          3.4   Additional Subordinated Debt. The US Borrower has delivered to US Agent a complete and correct copy of the Subordinated Draw Down Note (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). US Borrower has the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Draw Down Note. All Obligations, including the Letter of Credit Obligations and Obligations under the Guaranties constitute senior indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Draw Down Note. The Borrowers acknowledge that each Agent and each Lender are entering into this Amendment in reliance upon the subordination provisions of the Subordinated Draw Down Note and the representations contained herein.

          3.5   No Default or Event of Default. No event has occurred and is continuing after giving effect to this Amendment or will result from the execution and delivery of this Amendment or the Consent that would constitute a Default or an Event of Default.

          3.6   Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

        4.     CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall be effective only if and when (i) signed by, and when counterparts hereof shall have been delivered to the US Agent (by hand delivery, mail or telecopy) by, the Parent, the Borrowers and the Requisite Lenders, (ii) each Guarantor shall have delivered to the US Agent executed counterparts of the Consent and (iii) US Agent shall have received an executed copy of the Subordinated Draw Down Note (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith), in form and substance and containing subordination provisions satisfactory to the US Agent (which documents shall be certified by an officer of the US Borrower as being true, complete and correct).

        5.     EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended or waived hereby, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Each of the Parent and each Borrower confirms that as amended hereby, each of the Loan Documents is in full force and effect.

        6.     RELEASE AND WAIVER OF CLAIMS. DEFENSES AND RIGHTS OF SET OFF. Each of Parent and the Borrowers acknowledges that the US Agent, the UK Agent and the Lenders have performed all obligations and duties owed to Parent and the Borrowers under the Loan Documents through the date hereof, and each such party further, acknowledges, represents and warrants that, none of Parent or the Borrowers has any claim, cause of action, defense, or right of set off against the US Agent, the UK Agent or the Lenders, and, to the extent that any such party has any such rights, each of the Parent and the Borrowers hereby releases, waives, and forever discharges the US Agent, the UK Agent and the Lenders (together with each of their predecessors, successors and assigns) and each of their officers, directors employees, agents and representative from each action, cause of action, suit, debt, defense, right of set off, or other claim whatsoever, in law or in equity, known or unknown against the US Agent, the UK Agent or the Lenders.

        7.     APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND

DECISIONS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES.

        8.     COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document. The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Credit Party.

        9.     CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, each of the undersigned has duly executed this Third Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors as of the date set forth above.

WESTAFF (USA), INC.
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

WESTAFF SUPPORT, INC.
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

WESTAFF (U.K.) LIMITED
By:	/s/ DWIGHT S. PEDERSEN
Name:	Dwight S. Pedersen
Title:	Director

GENERAL ELECTRIC CAPITAL CORPORATION, as US Agent, UK Agent, a US Revolving Lender, a Term Lender and a UK Revolving Lender
By:	/s/ LAWRENCE E. RIDGWAY
By:	Lawrence E. Ridgway
Duly Authorized Signatory

BANK OF AMERICA, N. A., as Documentation Agent, a US Revolving Lender, a Term Lender and a UK Revolving Lender
By:	/s/ PHILIP J. SEFCHOVICH
Name:	Philip J. Sefchovich
Title:	Assistant Vice President

S-1

        The following Persons are signatories to this Third Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors in their capacity as Credit Parties and not as Borrowers.

WESTAFF, INC.
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

S-1

CONSENT OF GUARANTORS

        Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and each other Loan Document (including each US Borrower and Term Borrower in its capacity as a Guarantor of the Obligations of the other Borrowers) and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Parent Guaranty, the Subsidiary Guaranty, and the cross-guaranty contained in the Credit Agreement continue in full force and effect, and (c) ratifies the Parent Guaranty, the Subsidiary Guaranty or the cross-guaranty contained in the Credit Agreement, as applicable, and each of the Loan Documents to which it is a party and further ratifies the Liens granted by it to any Agent for its benefit and the benefit of the Lenders.

[signatures following; remainder of page intentionally left blank]

Consent-1

        IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the date first set forth above.

WESTAFF, INC.
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

WESTERN MEDICAL SERVICES, INC., a California corporation
By:	/s/ GARY A. KITTLESON
Name:	Gary Kittleson
Title:	Executive Vice President, Chief Financial Officer and Secretary

WESTAFF (USA), INC.
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

WESTAFF SUPPORT, INC.
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

Consent Signatures-1

MEDIAWORLD INTERNATIONAL
By:	/s/ DIRK A. SODESTROM
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

Consent Signatures-2

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THIRD AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT, LIMITED WAIVERS AND CONSENT OF GUARANTORS